Exhibit 99.1

Gryphon Digital Concludes Legal Dispute with Sphere 3D Corp.

Las Vegas, NV —– Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”), an innovative venture in the bitcoin and AI space dedicated to helping bring digital assets to the market, entered into a settlement and release agreement (the “Settlement Agreement”) with Sphere 3D Corp. (“Sphere”) on mutually acceptable terms. No payments were made under the Settlement Agreement, which fully resolves all pending litigation between Gryphon and Sphere, and provides for a full release of Gryphon from any known or unknown and unsuspected claims.

Steve Gutterman, Chief Executive Officer of Gryphon, commented:

“We’re pleased to put this matter behind us and move forward. Our focus now is on executing our business strategy and capitalizing on exciting opportunities to drive innovation and create value for our shareholders.”

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin and AI space dedicated to helping bring digital assets to the market. With a talented leadership team coming from globally recognized brands, Gryphon has assembled thought leaders to improve digital asset network infrastructure. More information is available on https://gryphondigitalmining.com/

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the Company’s business strategy; plans to expand the Company’s business to include AI and high performance computing and opportunities in those areas; the future financial performance of the Company; changes in the Company’s strategy and future operations; financial position; estimated revenues and losses; projected costs; prospects, plans and objectives of management; and future acquisition activity.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024, as updated by the Company’s subsequent filings.

INVESTOR CONTACT:

Name: James Carbonara

Company: Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com